EXHIBIT  10.7
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                            AMENDMENT NO. 2 TO LEASE

     This Second Amendment is attached to and incorporated into the "Lease Agreement" entered into the 31st day of May 2000 by and between WASHINGTON SQUARE GREEN BAY LLC - C/O MANAGEMENT AGENT OAKBROOK CORPORATION, 2 SCIENCE COURT, MADISON, WI 53711 (hereinafter referred to as "Lessor") as Landlord and GREEN BAY FINANCIAL CORPORATION D\B\A NICOLET NATIONAL BANK (hereinafter referred to as "Lessee"), as Tenant. To the extent that the terms of this Second Amendment conflict with or contradict the terms and conditions of the Lease Agreement to which it is attached, the terms of this Second Amendment shall supersede and control. All other provisions of said Lease shall remain the same and shall continue in full force and effect.

This Addendum hereby adds 1,137 square feet to Lessee's existing 7,574 square feet, for a total leased square footage of 8,711 square feet. Lessee agrees to accept the 1,137 square feet in "AS IS" condition. Lessee will be responsible for all tenant improvement costs and related expenses associated with the added space. All improvements completed shall be done in a workmanlike manner, and meet all state, city and local codes. Lessor shall have the right to approve or deny all improvement plans and approval shall not be unreasonably withheld. This agreement is contingent upon the subject space's existing occupant agreeing to terminate and vacate the subject space on or before April 30th, 2002. Lessor and Lessee agree that the leased premise is 8,711 sq. ft, for the purposes of this agreement.

1.    Term.  This  lease  shall  begin the 1st day May 2002 and end on the 31st
      ----
      day  of  August  2005.

2.    Rent  -  Figures  Are  Stated  In  Monthly  Rates
      ----

      BASE RENT FROM            8,711 SQ. FT.   (11) STALLS   (1) STORAGE
      05/01/2002 to 08/31/2002  $        7,361  $        220  $         20
      09/01/2002 to 08/31/2003  $        7,655  $        352  $         20
      09/01/2003 to 08/31/2004  $        7,961  $        484  $         20
      09/01/2004 to 08/31/2005  $        8,280  $        616  $         20

Lessee shall have two (2) consecutive options to renew said lease for three (3) years each. Each year a 4% annual escalator will be applied to the prior years rental rates. Lessee must provide a written notice of its election to renew or vacate a minimum of 180 days prior to any lease expiration of the original or renewal periods.

3.    No Other Change  All other provisions of said Lease shall remain the same
      ---------------
      and  shall  continue  in  full  force  and  effect.

4.    Incorporation  Into  Lease  Landlord  and  Tenant  agree  that  executed
      --------------------------
      counterparts of this Second Amendment shall be attached to, and become a part of, the respective copies of said Lease now in the possession of each party hereto.

      IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Second Amendment.

      LESSEE:                           LESSOR:
      Green Bay Financial Corporation   Washington Square Green Bay LLC
      d\b\a Nicolet National Bank

      By:   /s/ Bob Atwell              By:   /s/ Randall P. Alexander
         ---------------------------       -------------------------------------
         Bob Atwell, President             Randall P. Alexander, Managing Member

Date:        4/5/02
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